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                                                                    Exhibit 21.1


                                Subsidiaries of
                       STERLING CHEMICALS HOLDINGS, INC.
                            As of September 30, 1997

Owns 100% of:

  Sterling Chemicals, Inc., a Delaware corporation

    Owns 100% of:

    Sterling Fibers, Inc., a Delaware corporation

    Sterling Chemicals Acquisitions, Inc., a Delaware corporation

      Owns 100% of:

      Sterling (Sask) Holdings Ltd., an Ontario corporation

        Owns 100% of:

        Sterling Pulp Chemicals (Sask) Ltd., an Ontario corporation

          Owns 100% of

          619220 Saskatchewan Ltd., a Saskatchewan corporation

    Sterling Chemicals International, Inc., a Delaware corporation

    Sterling Chemicals Energy, Inc., a Delaware corporation

    Sterling Chemicals Marketing, Inc., a Virgin Islands corporation

    Sterling Canada, Inc., a Delaware corporation

      Owns 100% of:

      Sterling Pulp Chemicals U S, Inc., a Delaware corporation

        Owns 100% of:

        Sterling Pulp Chemicals, Inc., a Georgia corporation

      Sterling NRO, Ltd., an Ontario corporation

      Sterling Pulp Chemicals, Ltd., an Ontario corporation